Exhibit 10.73

THIRD AMENDMENT

TO THE

OUTSIDE DIRECTORS RESTRICTED SHARE UNIT PLAN

Background Information

A.	State Auto Financial Corporation (the “Company”) previously adopted and maintains the Outside Directors Restricted Share Unit Plan (the “Plan”) for the benefit of the Company’s outside Directors.

B.	The Company desires to amend the Plan to provide for prorated awards to Directors elected or appointed to the Board at times other than in connection with an annual meeting of shareholders.

C.	Section 7.1 of the Plan permits the Company’s Board of Directors to amend the Plan.

Amendment of the Plan

The Plan is hereby amended as follows effective January 1, 2009, unless another effective date is indicated herein:

1.	The title and first paragraph of Section 3.1 of the Plan are hereby amended in their entirety to read as follows:

3.1 Awards of Restricted Share Units. Promptly following each annual meeting of the shareholders of the Company on and after the Effective Date, each Outside Director shall be automatically granted an Award of 1,400 restricted share units (“Restricted Share Units”), or such lesser or greater number as determined by the Administrative Committee in accordance with Section 6.2. Except for the elections which may be made by each Participant as provided in the Plan, the terms of each annual Award of Restricted Share Units shall be the same with respect to each Participant. In addition, an Outside Director elected or appointed to the Board other than in connection with an annual meeting of shareholders shall be granted, at the time of such election or appointment, an Award of Restricted Share Units equal to the number of Restricted Share Units that was granted to each Outside Director following the preceding annual meeting of shareholders, prorated based upon the number of anticipated days to the next annual meeting of shareholders. The Company will credit the number of Restricted Share Units awarded for each Plan Year to the Participant’s Account. If an Organic Change occurs, then the number of Restricted Share Units to be awarded to Participants as annual Awards shall be adjusted consistent with such Organic Change.

2.	All other provisions of the Plan shall remain in full force and effect.

STATE AUTO FINANCIAL CORPORATION

By:	/s/ James A. Yano
Its:	Vice President and Secretary